Exhibit 10.6

AMENDED AND RESTATED

CANADIAN GUARANTEE

THIS CANADIAN GUARANTEE (this “Guarantee”) dated as of November 6, 2025, is made by Creative Realities Canada, Inc. (a “Guarantor” together with such other entities which from time to time become parties hereto, collectively, the “Guarantors”) to First Merchants Bank, an Indiana bank (“First Merchants”), as Administrative Agent for and on behalf of the Lenders (as defined below) (in such capacity, the “Agent”).

RECITALS:

A.    Allure Global Solutions, Inc., a Georgia corporation (“AGS”), Creative Realities, Inc., a Minnesota corporation (“CRI”), and Reflect Systems, Inc., a Delaware corporation (“RS”), jointly and severally (AGS, CRI and RS, collectively, the “U.S. Borrowers”, and each a “U.S. Borrower”) and First Merchants Bank (as the sole lender) are parties to that certain credit agreement dated as of May 23, 2024, (as amended and/or amended and restated prior to the date hereof, the “Existing Credit Agreement”), and the obligations and liabilities thereunder are guaranteed by Guarantor.

B.    Guarantor entered into that certain Guaranty dated as of May 23, 2024 (the “Existing Guaranty”) in favor of First Merchants Bank (as the sole lender) guarantying all liabilities and obligations of the U.S. Borrowers owing to First Merchants Bank from time to time.

C.    1001372953 Ontario Inc., an Ontario corporation (“1001 Ontario”), DDC Group International Inc., an Ontario corporation (“DDC Group”) and Cineplex Digital Media Inc., an Ontario corporation (“CDM” together with 1001 Ontario and DDC Group, collectively, the “Canadian Borrowers”, and each a “Canadian Borrower”) jointly and severally with the U.S., Borrowers (the “Borrowers” and each a “Borrower”) have entered into that certain Amended and Restated Credit Agreement dated as of November 6, 2025 (as amended, supplemented, amended and restated or otherwise modified from time to time the “Credit Agreement”), with each of the financial institutions party thereto (collectively, including their respective successors and assigns, the “Lenders”) pursuant to which the Lenders have agreed, subject to the satisfaction of certain terms and conditions, to extend or to continue to extend financial accommodations to the Borrower, as provided therein and to amend and restate in its entirety the Existing Credit Agreement.

D.    As a condition to entering into and performing their respective obligations under the Credit Agreement, the Lenders and the Agent have required that the Guarantor provide to the Agent, for and on behalf of the Lenders, this Guarantee which Guarantee amends and restates in its entirety Existing Guaranty.

E.    Each of the Guarantors desires to see the success of the Borrowers. Furthermore, each of the Guarantors shall receive direct and/or indirect benefits from extensions of credit made or to be made pursuant to the Credit Agreement to the Borrowers.

F.    The business operations of the Borrowers and the Guarantors are interrelated and complement one another, and such entities have a common business purpose, with intercompany bookkeeping and accounting adjustments used to separate their respective properties, liabilities, and transactions. To permit their uninterrupted and continuous operations, such entities now require and will from time to time hereafter require funds and credit accommodations for general business purposes, and the proceeds of advances under the credit facilities extended under the Credit Agreement will directly or indirectly benefit the Borrowers and the Guarantors hereunder, severally and jointly.

G.    The Agent is acting as agent for the Lenders pursuant to Section 11.1 of the Credit Agreement.

NOW, THEREFORE, to induce each of the Lenders to enter into and perform its obligations under the Credit Agreement, each of the Guarantors has executed and delivered this guarantee (as amended and otherwise modified from time to time, this “Guarantee”).

1.    Definitions. Unless otherwise provided herein, all capitalized terms in this Guarantee shall have the meanings specified in the Credit Agreement. The term “Lenders” as used herein shall include any successors or assigns of the Lenders in accordance with the Credit Agreement. In addition, the following term shall have the following meaning:

“Guaranteed Obligations” shall mean, all Obligations, including but not limited to all indebtedness liabilities and obligations of the Borrowers to the Lenders of every kind, nature or description under the Credit Agreement or any other Loan Document, including without limitation, principal, interest (including interest accruing at the then applicable rate provided in the Credit Agreement after maturity thereof and accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding by or against the Borrowers or any one or more of them, whether or not a claim for post-filing or post-petition interest is allowed in such a proceeding and including, without limitation, interest at the highest allowable per annum rate specified in any document, instrument or agreement applicable to any of the indebtedness), reimbursement obligations, fees, indemnities, and reasonable costs and expenses (including without limitation, all reasonable fees and disbursements of counsel to Agent or any Lender) or otherwise, and any liabilities of any Loan Party to Agent or any Lender arising in connection with any Bank Products and any Rate Contract Obligations, and any and all other liabilities and obligations, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with the Credit Agreement and the other Loan Documents, whether such indebtedness is now existing or hereafter arising. Notwithstanding anything to the contrary in this Guarantee, with respect to any Guarantor, the term “Guaranteed Obligations” shall not include any obligation of any Loan Party with respect to a “swap,” as defined in Section 1(a)(47) of the Commodity Exchange Act (“CEA”), entered into on or after October 12, 2012, if at the time that swap is entered into, such Guarantor is not an “eligible contract participant,” as defined in Section 1(a)(18) of the CEA.

2.    Guarantee. Each of the Guarantors hereby, jointly and severally, guarantees to the Lenders the due and punctual payment to the Lenders when due, whether by acceleration or otherwise, and performance of the Guaranteed Obligations. Each of such Guarantors further jointly and severally agrees to pay any and all expenses (including reasonable legal fees), that may be paid or incurred by the Agent or any Lender in enforcing or preserving rights with respect to or collecting any or all of the Guaranteed Obligations and/or enforcing any rights with respect to, or collecting against the Guarantors under this Guarantee.

3.    Unconditional Character of Guarantee. The obligations of each of the Guarantors under this Guarantee shall be absolute and unconditional, and shall be a guarantee of payment and not of collection, irrespective of the validity, regularity or enforceability of the Credit Agreement or any of the other Loan Documents, or any provision thereof, the absence of any action to enforce the same, any waiver or consent with respect to or any amendment of any provision thereof (provided that any amendment of this Guarantee shall be in accordance with the terms hereof), the recovery of any judgment against any Person or action to enforce the same, any failure or delay in the enforcement of the obligations of the Borrowers, or any one or more of them, under the Credit Agreement or any of the other Loan Documents, or any setoff, counterclaim, recoupment, limitation, defence or termination whether with or without notice to the Guarantors. Each of the Guarantors hereby waives diligence, demand for payment, filing of claims with any court, any proceeding to enforce any provision of the Credit Agreement or any of the other Loan Documents, any right to require a proceeding first against the Borrowers or any one or more of them or against any other Guarantor or other Person providing collateral, or to exhaust any security for the performance of the obligations of the Borrowers or any one or more of them, any protest, presentment, notice or demand whatsoever, and each Guarantor hereby covenants that this Guarantee shall not be terminated, discharged or released until, subject to Section 16 hereof, final payment in full of all of the Guaranteed Obligations due or to become due and the termination of any and all commitments of Agent, Issuing Lender, Swing Line Lender and the Lenders to extend credit (whether optional or obligatory) under the Credit Agreement or any other Loan Document, and only to the extent of any such payment, performance and discharge. Each Guarantor hereby further covenants that no security now or subsequently held by the Agent or the Lenders for the payment of the Guaranteed Obligations (including, without limitation, any security for any of the foregoing), whether in the nature of a security interest, pledge, lien, assignment, setoff, suretyship, guarantee, indemnity, insurance or otherwise, and no act, omission or other conduct of the Agent or the Lenders in respect of such security, shall affect in any manner whatsoever the unconditional obligations of this Guarantee, and that the Agent and each of the Lenders in their respective sole discretion and without notice to any of the Guarantors, may release, exchange, enforce, apply the proceeds of and otherwise deal with any such security without affecting in any manner the unconditional obligations of this Guarantee.

Without limiting the generality of the foregoing, the obligations of the Guarantors under this Guarantee, and the rights of the Agent to enforce the same, on behalf of the Lenders by proceedings, whether by action at law, suit in equity or otherwise, shall not be in any way affected to the extent permitted by applicable law, by (i) any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding up or other proceeding involving or affecting the Borrowers or any one or more of them, any or all of the Guarantors or any other Person or any of their respective Affiliates including any discharge of, or bar or stay against collecting, all or any of the Guaranteed Obligations in or as a result of any such proceeding; (ii) any change in the ownership of any of the capital stock (or other ownership interests) of the Borrowers or any or all of the Guarantors, or any other Person providing collateral for any of the Guaranteed Obligations, or any of their respective Affiliates; (iii) the election by the Agent or any Lender, in any bankruptcy proceeding of any Person, to apply or not apply Section 1111(b)(2) of the Bankruptcy Code, as applicable; (iv) any extension of credit or the grant of any security interest or lien under the Bankruptcy and Insolvency Act (Canada), the Winding up and Restructuring Act (Canada), and/or the Companies’ Creditors Arrangement Act (Canada), or as applicable, under the Bankruptcy Code; (v) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person; (vi) the avoidance of any security interest or lien in favor of the Agent or any Lender for any reason; (vii) any action taken by the Agent or any Lender that is authorized by this paragraph or any other provision of this Guarantee; or (viii) any other principle or provision of law, statutory or otherwise, which is or might be in conflict with the terms hereof.

4.    Payments.

(a)    All payments to be made by any Guarantor under this Guarantee shall be payable in the currency or currencies in which such obligations are denominated, without setoff or counterclaim, and, subject to full compliance by each Lender (and each assignee and participant pursuant to Section 12.6 of the Credit Agreement) with Section 2.9(c) of the Credit Agreement, without deduction for or on account of any present or future withholding or other taxes of any nature imposed by any Governmental Authority or of any political subdivision thereof or any federation or organization of which such Governmental Authority may at the time of payment be a member (other than any Excluded Taxes), unless such Guarantor is compelled by law to make payment subject to such tax. In such event, such Guarantor shall:

(1)         pay to the Agent for the Agent’s own account and/or, as the case may be, for the account of the Lenders such additional amounts as may be necessary to ensure that the Agent and/or such Lender or Lenders receive a net amount equal to the full amount which would have been receivable had payment not been made subject to such tax; and

(2)         remit such tax to the relevant taxing authorities according to applicable law, and send to the Agent or the applicable Lender or Lenders, as the case may be, such certificates or certified copy receipts as the Agent or such Lender or Lenders shall reasonably require as proof of the payment by the applicable Guarantor of any such taxes payable by such Guarantor.

(b)    Such Guarantor agrees to pay any present or future taxes that arise from any payment made by it under this Guarantee or from the execution, sale, transfer, delivery or registration of, or otherwise with respect to, this Guarantee and any other agreements and instruments contemplated hereby or thereby (except for taxes imposed on or measured by the net income of a Lender by the jurisdictions under the laws of which it is organized or carries on business or any political subdivisions thereof).

(c)     Such Guarantor shall indemnify such Lender for the full amount of the taxes referred to in Section 4(b) (except for taxes imposed on or measured by the net income of such Lender by the jurisdictions under the laws of which it is organized or carries on business or any political subdivisions thereof), including, without limitation, any such taxes imposed by any jurisdiction on amounts payable by such Guarantor under Section 4(b), and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such taxes were correctly or legally asserted. This indemnification shall be made within ten (10) days after the date such Lender makes written demand therefor.

(d)    As used herein, the terms “tax”, “taxes” and “taxation” include all taxes, levies, imposts, duties, fees, deductions and withholdings or similar charges together with interest (and any taxes payable upon the amounts paid or payable pursuant to this Section 4) thereon.

(e)    The Guarantors shall be reimbursed by the applicable Lender for any payment made by the Guarantors under this Section 4 if the applicable Lender is not in compliance with its obligations under Section 2.9(c) of the Credit Agreement at the time of such Guarantor’s payment.

5.    Waivers. Each of the Guarantors hereby waives to the fullest extent permitted under applicable law:

(a)    any defence based upon the doctrine of marshaling of assets or upon an election of remedies by Agent or the Lenders, including, without limitation, an election to proceed by non-judicial rather than judicial foreclosure;

(b)    notice of acceptance of this Guarantee and presentment, demand, protest, notice of protest, dishonor, notice of dishonour, notice of default, notice of intent to accelerate or demand payment or notice of acceleration of any Guaranteed Obligations, any and all other notices to which such Guarantor might otherwise be entitled, and diligence in collecting any of the Guaranteed Obligations, and all rights of a guarantor under applicable law, and agrees that the Agent may, once or any number of times, modify the terms of any of the Guaranteed Obligations, compromise, extend, increase, accelerate, renew or forbear to enforce payment of any or all of the Guaranteed Obligations, or permit any one or more of the Borrowers to incur additional indebtedness and or liabilities, all without notice to such Guarantor and without affecting in any manner the unconditional obligation of such Guarantor under this Guarantee;

(c)    any right to require the Agent or any Lender to (i) proceed against any person or property; (ii) give notice of the terms, time and place of any public or private sale of personal property security held from any one or more of the Borrowers, or any other person, or otherwise comply with the PPSA, as the same may be amended, revised or replaced from time to time; or (iii) pursue any other remedy in the Agent’s power;

(d)     notice of acceptance of this Guarantee and presentment, demand, protest, notice of protest, dishonor, notice of dishonor, notice of default, notice of intent to accelerate or demand payment or notice of acceleration of any Obligations, any and all other notices to which such Guarantor might otherwise be entitled, and diligence in collecting any Obligations, and all rights of a guarantor under applicable law, and agrees that the Agent may, once or any number of times, modify the terms of any Obligations, compromise, extend, increase, accelerate, renew or forbear to enforce payment of any or all Obligations, or permit the Borrowers, or any one or more of them, to incur additional Obligations, all without notice to such Guarantor and without affecting in any manner the unconditional obligation of such Guarantor under this Guarantee;

(e)    any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

(f)    any duty on the part of Agent or any of the Lenders to disclose to such Guarantor any facts Agent or the Lenders may now or hereafter know about the Borrowers, regardless of whether Agent or any Lender has reason to believe that any such facts materially increase the risk beyond that which such Guarantor intends to assume or has reason to believe that such facts are unknown to such Guarantor or has a reasonable opportunity to communicate such facts to such Guarantor;

(g)    any other event or action (excluding compliance by such Guarantor with the provisions hereof) that would result in the discharge by operation of law or otherwise of such Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guarantee; and

(h)    all rights to participate in any security now or hereafter held by the Agent or any Lender.

Each of the Guarantors acknowledges and agrees that this is a knowing and informed waiver of the undersigned’s rights as set out above and that the Agent and the Lenders are relying on this waiver in extending credit to the Borrowers.

6.    Waiver of Subrogation. Each Guarantor hereby waives any claim for reimbursement, contribution, exoneration, indemnity or subrogation, or any other similar claim, which such Guarantor may have or obtain against the Borrowers or any one or more of them, by reason of the existence of this Guarantee, or by reason of the payment by such Guarantor of any of the Guaranteed Obligations or the performance of this Guarantee, the Credit Agreement or any of the other Loan Documents, until the Guaranteed Obligations have been repaid and discharged in full, no Letters of Credit shall remain outstanding and all commitments to extend credit under the Credit Agreement or any of the other Loan Documents (whether optional or obligatory) have been terminated. Any amounts paid to such Guarantor on account of any such claim at any time when the obligations of such Guarantor under this Guarantee shall not have been fully and finally paid shall be held by such Guarantor in trust for Agent and the Lenders, segregated from other funds of such Guarantor, and forthwith upon receipt by such Guarantor shall be turned over to Agent in the exact form received by such Guarantor (duly endorsed to Agent by such Guarantor, if required), to be applied to such Guarantor’s obligations under this Guarantee, whether matured or unmatured, in such order and manner as Agent may determine.

Each of the Guarantors acknowledge and agree that this is a knowing and informed waiver of the undersigned’s rights as discussed above and that the Agent and the Lenders are relying on this waiver in extending credit to the Borrowers.

7.    Other Transactions. The Agent and each of the Lenders may deal with the Borrowers and any security held by them for the obligations of the Borrowers in the same manner and as freely as if this Guarantee did not exist and the Agent shall be entitled, on behalf of the Lenders, without notice to any of the Guarantors, among other things, to grant to the Borrowers or any one or more of them such extension or extensions of time to perform any act or acts as may seem advisable to the Agent (on behalf of the Lenders) at any time and from time to time, and to permit the Borrowers or any one or more of them to incur additional indebtedness to the Agent, the Lenders, or any of them, without terminating, affecting or impairing the validity or enforceability of this Guarantee or the obligations of the Guarantors hereunder.

8.    Remedies; Right to Offset. The Agent may proceed, either in its own name (on behalf of the Lenders) or in the name of each or any of the Guarantors, or otherwise, to protect and enforce any or all of its rights under this Guarantee by suit in equity, action at law or by other appropriate proceedings, or to take any action authorized or permitted under applicable law, and shall be entitled to require and enforce the performance of all acts and things required to be performed hereunder by the Guarantors. Each and every remedy of the Agent and of the Lenders shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity.

At the option of the Agent, any or all of the Guarantors may be joined in any action or proceeding commenced by the Agent against the Borrowers or any one or more of them or any of the other parties providing Collateral for any of the Guaranteed Obligations, and recovery may be had against any or all of the Guarantors in such action or proceeding or in any independent action or proceeding against any of them, without any requirement that the Agent or the Lenders first assert, prosecute or exhaust any remedy or claim against the Borrowers or any one or more of them and/or any of the other parties providing Collateral for any of the Guaranteed Obligations.

Each of the Guarantors acknowledges the rights of the Agent and of each of the Lenders, subject to the applicable terms and conditions of the Credit Agreement, to offset against the Guaranteed Obligations of any Guarantor to the Lenders under this Guarantee, any amount owing by the Agent or the Lenders, or either or any of them to such Guarantors, whether represented by any deposit of such Guarantors (or any of them) with the Agent or any of the Lenders or otherwise.

9.    Borrowers’ Financial Condition. Each Guarantor delivers this Guarantee based solely on its own independent investigation of (or decision not to investigate) the financial condition of the Borrowers and is not relying on any information furnished by Agent or the Lenders. Each Guarantor assumes full responsibility to keep itself informed concerning the financial condition of the Borrowers and all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligation, the status of the Guaranteed Obligations or any other matter which such Guarantor may deem necessary or appropriate, now or later.

10.    Representations and Warranties; Covenants. Each Guarantor (a) ratifies and confirms, with respect to itself, the following representations and warranties from Article 3 of the Credit Agreement, which are hereby incorporated herein by reference, mutatis mutandis, and the Agent and Lenders shall be entitled to rely on each of them as if they were fully set forth herein, Sections 3.1, 3.2, 3.3,3.5, 3.6, 3.7, 3.12, 3.13, 3.14(d), 3.17, 3.18, 3.19, 3.20, 3.26, 3.28, and 3.29, in each case to the extent applicable to such Guarantor and those matters set forth in the recitals hereto, and such representations and warranties shall be deemed to be continuing representations and warranties true and correct in all material respects as of any other date such representations and warranties are deemed made pursuant to the terms of the other Loan Documents; (b) agrees to comply with the following covenants from Article 4 of the Credit Agreement, which are hereby incorporated herein by reference, mutatis mutandis, and the Agent and Lenders shall be entitled to rely on each of them as if they were fully set forth herein, Sections 4.1, 4.2, 4.3, 4.4, 4.5, 4.7, 4.8, 4.9, 4.11, 4.12, 4.13, and 4.15, in each case to the extent applicable to such Guarantor; (c) agrees to comply with the covenants set forth in Article 5 of the Credit Agreement to the extent applicable to such Guarantor, and (d) agrees not to otherwise engage in any action or inaction, in violation of any term or condition of the Credit Agreement.

11.    Governing Law; Severability. This Guarantee shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein. If any term or provision of this Guarantee or the application thereof to any circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Guarantee, or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Guarantee shall be valid and enforceable to the fullest extent permitted by law.

12.    Notices. All notices, requests, consents, approvals, waivers and other communications hereunder shall be in writing (including, by facsimile transmission) and mailed, faxed or delivered to the address or facsimile number specified for notices on Schedule 1 hereto; or, as directed to the Guarantors or the Agent, to such other address or number as shall be designated by such party in a written notice to the other. All such notices, requests and communications shall, when sent by overnight delivery, or faxed, be effective when delivered for overnight (next business day) delivery, or transmitted in legible form by facsimile machine (with electronic confirmation of receipt), respectively, or if mailed, upon the third Business Day after the date deposited into the Canada Post mail, or if otherwise delivered, upon delivery; except that notices to the Agent shall not be effective until actually received by the Agent.

13.    Amendments; Future Subsidiaries. The terms of this Guarantee may not be altered, modified, amended, supplemented or terminated in any manner whatsoever unless the same shall be in writing and signed by or on behalf of the requisite Lenders as determined pursuant to the Credit Agreement. In accordance with the Credit Agreement, future Subsidiaries of the Canadian Loan Parties shall become obligated as Guarantors hereunder (each as fully as though an original signatory hereto) by executing and delivering to the Agent and the Lenders that certain joinder agreement in the form attached hereto as Exhibit A.

14.    No Waiver. No waiver or release shall be deemed to have been made by the Agent or any of the Lenders of any of their respective rights hereunder unless the same shall be in writing and signed by or on behalf of the requisite Lenders as determined pursuant to the Credit Agreement, and any such waiver shall be a waiver or release only with respect to the specific matter and Guarantor or Guarantors involved, and shall in no way impair the rights of the Agent or any of the Lenders or the obligations of the Guarantors under this Guarantee in any other respect at any other time.

15.    Joint and Several Obligation, etc. The obligation of each of the Guarantors under this Guarantee shall be several and also joint, each with all and also each with any one or more of the others, and may be enforced against each severally, any two or more jointly, or some severally and some jointly. Any one or more of the Guarantors may be released from its obligations hereunder with or without consideration for such release and the obligations of the other Guarantors hereunder shall be in no way affected thereby. The Agent, on behalf of Lenders, may fail or elect not to prove a claim against any bankrupt or insolvent Guarantor and thereafter, the Agent and the Lenders may, without notice to any Guarantors, extend or renew any part or all of the obligations of the Borrowers or any one or more of them under the Credit Agreement or otherwise, and may permit any such Person to incur additional indebtedness, without affecting in any manner the unconditional obligation of each of the Guarantors hereunder. Such action shall not affect any right of contribution among the Guarantors.

16.    Release; Reinstatement. Upon the final payment and discharge in full of all Guaranteed Obligations and the termination of any and all commitments of Agent, Issuing Lender, Swing Line Lender and the Lenders to extend credit (whether optional or obligatory) under the Credit Agreement or any other Loan Document, the Agent shall deliver to such Guarantors, upon written request therefor, (a) a written release of this Guarantee and (b) appropriate discharges of any Collateral provided by the Guarantors for this Guarantee; provided however that, the effectiveness of this Guarantee shall continue or be reinstated, as the case may be, in the event: (x) that any payment received or credit given by the Agent or the Lenders, or any of them, is returned, disgorged, rescinded or required to be recontributed to any party as an avoidable preference, impermissible setoff, fraudulent conveyance, restoration of capital or otherwise under any applicable state, federal, provincial, territorial or local law of any jurisdiction, including laws pertaining to bankruptcy or insolvency, and this Guarantee shall thereafter be enforceable against the Guarantors as if such returned, disgorged, recontributed or rescinded payment or credit has not been received or given by the Agent or the Lenders, and whether or not the Agent or any Lender relied upon such payment or credit or changed its position as a consequence thereof or (y) that any liability is imposed, or sought to be imposed against the Agent or the Lenders, or any of them, relating to the environmental condition of any of property mortgaged or pledged to the Agent on behalf of the Lenders by any Guarantor, Borrower or other party as collateral (in whole or part) for any indebtedness or obligation evidenced or secured by this Guarantee, whether such condition is known or unknown, now exists or subsequently arises (excluding only conditions which arise after acquisition by the Agent or any Lender of any such property, in lieu of foreclosure or otherwise, due to the wrongful act or omission of the Agent or such Lenders, or any person other than the Borrowers or any one or more of them, the Subsidiaries, or Affiliates of the Borrowers or the Subsidiaries), and this Guarantee shall thereafter be enforceable against the Guarantors to the extent of all such liabilities, costs and expenses (including reasonable legal fees) incurred by the Agent or Lenders as the direct or indirect result of any such environmental condition but only for which the Borrowers are, or any one or more of them is, obligated to the Agent and the Lenders pursuant to the Credit Agreement. For purposes of this Guarantee “environmental condition” includes, without limitation, conditions existing with respect to the surface or ground water, drinking water supply, land surface or subsurface strata and the ambient air.

17.    Consent to Jurisdiction. Each of the Guarantors hereby irrevocably submits to the non-exclusive jurisdiction of the courts of the Province of Ontario and all courts competent to hear appeals therefrom in any action or proceeding arising out of or relating to this Guarantee or any of the other Loan Documents and Guarantors hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in any such court. Each of the Guarantors irrevocably consents to the service of any and all process in any such action or proceeding brought in any court in the Province of Ontario (and to the receipt of any and all notices hereunder) by the delivery of copies of such process to Guarantors at their respective addresses specified in Schedule 1 hereof in the manner set forth therein.

18.    Headings. The headings, captions, and arrangements used in this Guarantee are for convenience only and shall not affect the interpretation of this Guarantee.

19.    Counterparts. This Guarantee may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

20.    WAIVER OF JURY TRIAL. EACH GUARANTOR (AND THE AGENT ON BEHALF OF ITSELF AND EACH LENDER BY ACCEPTING THE BENEFITS HEREOF) WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY EITHER SUCH PARTY AGAINST THE OTHER, WHETHER WITH RESPECT TO CONTRACT CLAIMS, CIVIL CLAIMS, OR OTHERWISE. EACH GUARANTOR AND THE AGENT AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH SUCH PARTY FURTHER AGREES THAT ITS RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

21.    Limitation under Applicable Insolvency Laws. Notwithstanding anything to the contrary contained herein, it is the intention of the Guarantors, the Agent and the Lenders that the amount of the respective Guarantor’s obligations hereunder shall be in, but not in excess of, the maximum amount thereof not subject to avoidance or recovery by operation of applicable law governing bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (collectively, “Applicable Insolvency Laws”). To that end, but only in the event and to the extent that the Guarantor’s respective obligations hereunder or any payment made pursuant thereto would, but for the operation of the foregoing proviso, be subject to avoidance or recovery under Applicable Insolvency Laws, the amount of the Guarantor’s respective obligations hereunder shall be limited to the largest amount which, after giving effect thereto, would not, under Applicable Insolvency Laws, render the Guarantor’s respective obligations hereunder unenforceable or avoidable or subject to recovery under Applicable Insolvency Laws. To the extent any payment actually made hereunder exceeds the limitation contained in this Section 21, then the amount of such excess shall, from and after the time of payment by the Guarantors (or any of them), be reimbursed by the Lenders upon demand by such Guarantors. The foregoing proviso is intended solely to preserve the rights of the Agent and the Lenders hereunder against the Guarantors to the maximum extent permitted by Applicable Insolvency Laws and neither the Borrowers nor any one or more of them, nor any Guarantor nor any other Person shall have any right or claim under this Section 21 that would not otherwise be available under Applicable Insolvency Laws.

22.     Judgment Currency. (a) If, for the purpose of obtaining or enforcing judgment against any Guarantor in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the currency in which it is due under this Guarantee (the “Obligation Currency”) into a particular currency (the “Judgment Currency”), the conversion shall be made, at the rate of exchange prevailing on the Business Day immediately preceding the date of actual payment of the amount due, in the case of any proceeding in the courts of the Province of Ontario or in the courts of any other jurisdiction that will give effect to such conversion being made on such date, or the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (for the purposes of this Section 22 such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(b) If, in the case of any proceeding in the court of any jurisdiction referred to in Section (a) above, there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual receipt for value of the amount due, such Guarantor covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

(c) For purposes of determining the prevailing rate of exchange, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

23.    English Agreement. The parties hereto confirm that it is their wish that this Guarantee, as well as any other documents relating to this Guarantee, including notices, schedule and authorizations, have been and shall be drawn up in the English language only. Les parties aux présentes confirment leur volonté que la présente convention, de même que tous les documents s’y rattachant, y compris tout avis, annexe et autorisation, soient rédigés en anglais seulement.

[SIGNATURES FOLLOW ON SUCCEEDING PAGES]

IN WITNESS WHEREOF, each of the undersigned Guarantors has executed this Guarantee as of the date first above written.

GUARANTORS:

Creative Realities Canada, Inc.

By:
Richard Mills
Its:	Chief Executive Officer

[Signature Page – Amended and Restated Canadian Guarantee Agreement]

EXHIBIT A

JOINDER AGREEMENT

(Canadian Guarantee)

THIS JOINDER AGREEMENT (the “Joinder Agreement”) is dated as of _________________, ____ by _______________________________ (“New Guarantor”).

WHEREAS, pursuant to Section 4.16 of that certain Credit Agreement dated as of November 6, 2025, (as amended or otherwise modified from time to time, the “Credit Agreement”) by and among Allure Global Solutions, Inc., a Georgia corporation (“AGS”), Creative Realities, Inc., a Minnesota corporation (“CRI”), and Reflect Systems, Inc., a Delaware corporation (“RS”), jointly and severally (AGS, CRI and RS, collectively, the “U.S. Borrowers”) 1001372953 Ontario Inc., an Ontario corporation (“1001 Ontario”), DDC Group International, Inc., an Ontario corporation (“DDC Group”) and Cineplex Digital Media Inc., an Ontario corporation (“CDM” together with 1001 Ontario and DDC Group, collectively, the “Canadian Borrowers”, and each a “Canadian Borrower”) and the other borrowers from time to time parties to the Credit Agreement as borrowers (collectively, the “Borrowers”), the financial institutions signatory thereto from time to time (the “Lenders”) and First Merchants Bank, as Agent for the Lenders (in such capacity, the “Agent”), the Lenders have agreed to extend credit to the Borrowers on the terms set forth in the Credit Agreement and pursuant to Section 13 of that certain Guarantee dated as of _____________, _____ (as amended or otherwise modified from time to time, the “Guarantee”) executed and delivered by the Guarantors named therein (“Guarantors”) in favor of Agent, for and on behalf of the Lenders, the New Guarantor must execute and deliver a Joinder Agreement in accordance with the Credit Agreement and the Guarantee.

NOW THEREFORE, as a further inducement to each of the Lenders to continue to provide credit accommodations to the Borrowers, New Guarantor hereby covenants and agrees as follows:

A.         All capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement unless expressly defined to the contrary.

B.          New Guarantor hereby enters into this Joinder Agreement in order to comply with Section 4.15 of the Credit Agreement and Section 13 of the Guarantee and does so in consideration of the extension of the Obligations, from which New Guarantor shall derive direct and indirect benefit as with the other Guarantors (all as set forth and on the same basis as in the Guarantee).

C.          New Guarantor shall be considered, and deemed to be, for all purposes of the Credit Agreement, the Guarantee and the other Loan Documents, a Guarantor under the Guarantee and hereby ratifies and confirms its obligations under the Guarantee, all in accordance with the terms thereof.

D.          No Default or Event of Default (each term being defined in the Credit Agreement) has occurred and is continuing under the Credit Agreement.

E.         This Joinder Agreement shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein and shall be binding upon New Guarantor and its successors and assigns.

[Exhibit A – Amended and Restated Canadian Guarantee Agreement]

IN WITNESS WHEREOF, the undersigned New Guarantor has executed and delivered this Joinder Agreement as of __________________, _____.

[NEW GUARANTOR]

By:

Its:

[Exhibit A – Amended and Restated Canadian Guarantee Agreement]